Exhibit 99.1
FOR IMMEDIATE RELEASE:

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR FIRST QUARTER 2012

Revenues increase 3% to $1.36 billion;
OIBDAN totals $260 million

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San Antonio, Texas May 4, 2012…CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the first quarter ended March 31, 2012.

“Since the start of 2012, we have continued to invest in our rapidly growing digital products and services, while strengthening our operations to better serve our marketing partners and our consumers,” Chief Executive Officer Bob Pittman said.  “We have enhanced our ability to help our partners take advantage of the unique size and scale of our media, entertainment and outdoor assets, with a particular focus on multi-platform solutions that no other company is able to deliver.”

“Despite the slow advertising recovery, we generated growth of 3% in revenues during our traditionally slow first quarter,” Tom Casey, Executive Vice President and Chief Financial Officer said.  “As a result of a successful debt offering by a subsidiary of Clear Channel Outdoor Holdings, Inc., we were able to apply the special cash dividend proceeds received to enhance our debt maturity profile and liquidity by paying down debt due in 2014.  During the remainder of 2012, we plan to continue to invest strategically in our infrastructure, while closely managing our costs.”

First Quarter 2012 Results

CC Media Holdings’ revenues increased 3% to $1.36 billion in the first quarter of 2012 compared to $1.32 billion for the same period of 2011.  Excluding the effects of movements in foreign exchange rates,1 revenues rose 4%.

•
Media and Entertainment (“CCME”) revenues grew $39 million, or 6%, compared to the first quarter of 2011, due primarily to the Company’s addition in April 2011 of a complementary traffic operation to its existing traffic business (the “Traffic acquisition”) and higher revenues from national advertising and digital radio services.

•
Americas outdoor revenues rose $10 million, or 4%, compared to the first quarter of 2011, driven by revenue growth from bulletins and airports, particularly digital, due to continued deployment of digital displays and higher rates for airport displays.

•
International outdoor revenues grew slightly compared to the first quarter of 2011, excluding the effects of movements in foreign exchange rates, resulting mainly from revenue growth in street furniture being partially offset by decreases in billboard revenues.  On a reported basis, revenues declined $9 million, or 2%, due to unfavorable movements in foreign exchange rates.

The Company’s OIBDAN1 decreased 17% to $260 million in the first quarter of 2012 compared to $314 million in the first quarter of 2011.  Excluding an $18 million unfavorable litigation impact associated with the Company’s Latin American operations, OIBDAN declined 11% to $279 million.  The quarter’s OIBDAN reflects higher costs associated with new contracts gained and investments made during 2011, as well as investments and strategic actions taken during the quarter to fuel growth and integrate the Company’s businesses.

The Company’s consolidated net loss grew to $144 million in the first quarter of 2012 compared to a consolidated net loss of $131 million for the same period of 2011.

The Quarter’s Key Highlights

The Company’s key highlights during the first quarter of 2012 included:

•
Repaying approximately $2.1 billion of indebtedness, funded primarily by the special cash dividend proceeds received from Clear Channel Outdoor Holdings, Inc. after a $2.2 billion debt offering by its subsidiary;

•	Installing 57 new digital billboards for a total of 914 across 37 U.S. markets and increasing the full year target for deployment to 175 or more new digital billboards;
•	Surpassing 75 million downloads and upgrades of the iHeartRadio application, while reaching 107 million total listening hours in March, up 104% year over year; and
•
Promoting William Eccleshare to Chief Executive Officer of Clear Channel Outdoor Holdings, overseeing both its Americas and International segments, and John Hogan to Chairman and Chief Executive Officer of Clear Channel Media and Entertainment, soon after that business’s rebranding to reflect its multi-platform focus.

Since the end of the quarter, CCME announced the creation of a new integrated marketing and sales group to deliver multi-platform marketing solutions that leverage the national reach and local engagement capabilities of Clear Channel Radio Sales, Strategic Partnerships, Clear Channel Connections, Digital, event sponsorships and Premiere Networks Sales.

CCME also announced the return of the iHeartRadio Music Festival, a sequel to the biggest live concert event in radio history, for September 21 and 22, 2012 in Las Vegas.

During the quarter and in connection with the appointment of William Eccleshare as CEO of Clear Channel Outdoor Holdings, the Company re-evaluated its segment reporting and determined that its Latin American operations were more appropriately aligned with the operations of its International outdoor advertising segment.  As a result, the operations of Latin America are no longer reflected within the Company’s Americas outdoor advertising segment and are currently included in the results of its International outdoor advertising segment.  Accordingly, the Company has restated the corresponding segment operations for prior periods.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Revenues1:
CCME	$671,510	$632,965	6%
Americas Outdoor	280,151	269,701	4%
International Outdoor	371,132	380,513	(2%)
Other	51,698	51,263	1%
Eliminations	(13,768)	(13,616)
Consolidated revenues	$1,360,723	$1,320,826	3%

Operating expenses1, 2:
CCME	$456,138	$409,823	11%
Americas Outdoor	195,057	183,340	6%
International Outdoor	349,004	328,149	6%
Other	47,276	44,458	6%
Eliminations	(13,768)	(13,616)
Consolidated operating expenses	$1,033,707	$952,154	9%

OIBDAN1:
CCME	$215,372	$223,142	(3%)
Americas Outdoor	85,094	86,361	(1%)
International Outdoor	22,128	52,364	(58%)
Other	4,422	6,805	(35%)
Corporate1, 2	(66,656)	(54,681)
Consolidated OIBDAN	$260,360	$313,991	(17%)

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1 See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; (vii) OIBDAN to net income (loss); and (viii) OIBDAN excluding effects of Latin American litigation to OIBDAN.  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2 The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.

Media and Entertainment

CCME revenues were up $39 million, or 6%, during the first quarter of 2012 compared to the same period of 2011, driven primarily by a $32 million increase related to the Company’s Traffic acquisition.  The Company experienced increases in national advertising across various markets and advertising categories, including financial services, political and retail.  In addition, revenue from the Company’s digital radio services rose as a result of higher volume.

Operating expenses grew $46 million during the first quarter of 2012 compared to the same period of 2011, resulting mainly from a $35 million increase related to the Company’s Traffic acquisition, including severance costs associated with the integration of the business.  The Company’s digital initiatives led to higher expenses in connection with the February 2011 purchase of a cloud-based music technology business that has enabled the Company to accelerate the development and growth of the next generation of iHeartRadio digital products, including the iHeartRadio Player.

CCME OIBDAN for the first quarter of 2012 decreased 3% to $215 million from $223 million for the same period of 2011.

Americas Outdoor Advertising

Americas outdoor revenues rose $10 million, or 4%, compared to the first quarter of 2011, driven by revenue growth from bulletins and airports, particularly digital displays.  Bulletin revenues increased primarily as a result of the Company’s continued deployment of digital displays, while higher average rates drove the revenue growth from airport displays.

Operating expenses grew $12 million during the first quarter of 2012 compared to the same period of 2011, reflecting increased site lease expenses associated with greater airport and bulletin revenues, as well as higher production costs related to new contracts and greater expenses due to the additional deployment of more than 250 digital billboards since the first quarter of 2011.  Also contributing to the growth in expenses were greater compensation costs related to the increased revenues.

Americas outdoor OIBDAN for the first quarter of 2012 totaled $85 million, a decrease of 1% compared to OIBDAN of $86 million for the same period of 2011.

As of March 31, 2012, the Company has deployed more than 900 digital billboards, including 57 during the quarter, across 37 markets in the United States.

International Outdoor Advertising

International outdoor revenues declined $9 million, or 2%, compared to the first quarter of 2011, resulting primarily from $11 million of unfavorable movements in foreign exchange rates.  Growth in street furniture revenues across certain countries, including China, France and Australia, was partially offset by decreases in billboard revenues from various other countries, including the U.K. and Italy.

Operating expenses increased $21 million.  Excluding the effects of movements in foreign exchange rates, operating expenses rose $32 million.  Expenses totaling $18 million reflected the unfavorable impact of litigation in Latin America, including certain expenses related to the Brazil litigation discussed further in the Company’s Quarterly Form 10-Q to be filed with the SEC later today.  The growth in operating expenses also reflects the higher costs associated with new contracts gained during 2011, as well as spending on various strategic initiatives during the quarter.

International outdoor OIBDAN for the first quarter of 2012 decreased 58% to $22 million from $52 million in 2011.  Excluding increased expenses associated with the Latin American litigation, OIBDAN declined 22%.

Conference Call

CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will be hosting a teleconference to discuss results today at 9:00 a.m. Eastern Time.  The conference call number is 1-866-233-3841 and the passcode is 245489.  The teleconference will also be available via a live audio cast on the investor sections of the CC Media Holdings, Inc., Clear Channel Communications, Inc., and Clear Channel Outdoor Holdings, Inc. websites, located at http://ccmediaholdings.com/, http://www.clearchannel.com/Investors/ and http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 11:00 a.m. Eastern Time, for a period of 30 days.  The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 245489.  The audio cast will also be archived on the websites and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2012	2011
Revenues	$1,360,723	$1,320,826
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	614,434	584,069
Selling, general and administrative expenses (excludes depreciation and amortization)	423,628	372,710
Corporate expenses (excludes depreciation and amortization)	69,198	52,347
Depreciation and amortization	175,366	183,711
Other operating income – net	3,124	16,714
Operating income	81,221	144,703
Interest expense	374,016	369,666
Equity in earnings of nonconsolidated affiliates	3,555	2,975
Other expense – net	(16,273)	(2,036)
Loss before income taxes	(305,513)	(224,024)
Income tax benefit	157,398	92,661
Consolidated net loss	(148,115)	(131,363)
Less: amount attributable to noncontrolling interest	(4,486)	469
Net loss attributable to the Company	$(143,629)	$(131,832)

Foreign exchange rate movements decreased the Company’s 2012 first quarter revenues and direct operating and SG&A expenses by approximately $11 million and $11 million, respectively, compared to the same period of 2011.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2012 and December 31, 2011 was:

(In millions)	March 31, 2012	December 31, 2011
Cash	$1,326.1	$1,228.7
Total Current Assets	$2,967.3	$2,985.3
Net Property, Plant and Equipment	$3,053.0	$3,063.3
Total Assets	$16,489.3	$16,542.0

Current Liabilities (excluding current portion of long-term debt)	$1,105.5	$1,160.3
Long-Term Debt (including current portion of long-term debt)	$20,692.1	$20,207.2
Shareholders’ Deficit	$(7,802.6)	$(7,471.9)

TABLE 3 – Total Debt

At March 31, 2012 and December 31, 2011, CC Media Holdings had total debt of:

(In millions)	March 31, 2012	December 31, 2011
Senior Secured Credit Facilities	$11,300.3	$12,796.2
Receivables Based Facility	—	—
Priority Guarantee Notes	1,750.0	1,750.0
Other secured subsidiary debt	30.1	30.9
Total Consolidated Secured Debt	13,080.4	14,577.1

Senior Cash Pay and Senior Toggle Notes	1,626.1	1,626.1
Clear Channel Senior Notes	1,748.5	1,998.4
Subsidiary Senior Notes	2,500.0	2,500.0
Subsidiary Senior Subordinated Notes	2,200.0	—
Other long-term subsidiary debt	19.5	19.9
Purchase accounting adjustments and original issue discount	(482.4)	(514.3)
Total long-term debt (including current portion of long-term debt)	$20,692.1	$20,207.2

The current portion of long-term debt was $312 million as of March 31, 2012.

Liquidity and Financial Position

For the quarter ended March 31, 2012, cash flow used for operating activities was $4 million, cash flow used for investing activities was $71 million, and cash flow provided by financing activities was $172 million, for a net increase in cash of $97 million.

Capital expenditures for the quarter ended March 31, 2012 totaled approximately $73 million compared to $64 million for the quarter ended March 31, 2011.

The senior secured credit facilities currently require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of Clear Channel’s consolidated secured debt, net of cash and cash equivalents, to Clear Channel’s consolidated EBITDA3 for the preceding four quarters.  Non-compliance with the financial covenant could result in the acceleration of Clear Channel’s obligations to repay all amounts outstanding under the facilities.  The maximum ratio under this covenant is currently set at 9.5:1.  At March 31, 2012, Clear Channel’s ratio was 6.2:1 compared to 7.2:1 at March 31, 2011. 4

3Clear Channel’s consolidated EBITDA for the four quarters preceding March 31, 2012 of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $18.1 million for cash received from nonconsolidated affiliates; (ii) an increase of $56.3 million for non-cash items; (iii) an increase of $54.6 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $30.3 million for various other items.

4Clear Channel’s consolidated EBITDA for the four quarters preceding March 31, 2011 of $1.8 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $10.0 million for cash received from nonconsolidated affiliates; (ii) an increase of $39.5 million for non-cash items; (iii) an increase of $37.7 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $31.9 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; (vii) OIBDAN to net income (loss); and (viii) OIBDAN excluding effects of Latin American litigation to OIBDAN.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income – net	OIBDAN
Three Months Ended March 31, 2012
CCME	$147,102	$1,214	$67,056	$—	$215,372
Americas Outdoor	40,204	1,932	42,958	—	85,094
International Outdoor	(28,116)	1,209	49,035	—	22,128
Other	(8,431)	—	12,853	—	4,422
Corporate and other	(72,662)	2,542	3,464	—	(66,656)
Other operating income – net	3,124	—	—	(3,124)	—
Consolidated	$81,221	$6,897	$175,366	$(3,124)	$260,360

Three Months Ended March 31, 2011
CCME	$157,132	$1,554	$64,456	$—	$223,142
Americas Outdoor	35,571	2,168	48,622	—	86,361
International Outdoor	(2,247)	903	53,708	—	52,364
Other	(6,480)	—	13,285	—	6,805
Corporate and other	(55,987)	(2,334)	3,640	—	(54,681)
Other operating income – net	16,714	—	—	(16,714)	—
Consolidated	$144,703	$2,291	$183,711	$(16,714)	$313,991

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated revenues	$1,360,723	$1,320,826	3%
Excluding: Foreign exchange (increase) decrease	10,694	—
Revenues excluding effects of foreign exchange	$1,371,417	$1,320,826	4%

Americas Outdoor revenues	$280,151	$269,701	4%
Excluding: Foreign exchange (increase) decrease	(79)	—
Americas Outdoor revenues excluding effects of foreign exchange	$280,072	$269,701	4%

International Outdoor revenues	$371,132	$380,513	(2%)
Excluding: Foreign exchange (increase) decrease	10,773	—
International Outdoor revenues excluding effects of foreign exchange	$381,905	$380,513	0%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated expenses	$1,038,062	$956,779	8%
Excluding: Foreign exchange (increase) decrease	11,125	—
Consolidated expenses excluding effects of foreign exchange	$1,049,187	$956,779	10%

Americas Outdoor expenses	$196,989	$185,508	6%
Excluding: Foreign exchange (increase) decrease	(80)	—
Americas Outdoor expenses excluding effects of foreign exchange	$196,909	$185,508	6%

International Outdoor expenses	$350,213	$329,052	6%
Excluding: Foreign exchange (increase) decrease	11,205	—
International Outdoor expenses excluding effects of foreign exchange	$361,418	$329,052	10%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated OIBDAN	$260,360	$313,991	(17%)
Excluding: Foreign exchange (increase) decrease	(431)	—
Consolidated OIBDAN excluding effects of foreign exchange	$259,929	$313,991	(17%)

Americas Outdoor OIBDAN	$85,094	$86,361	(1%)
Excluding: Foreign exchange (increase) decrease	1	—
Americas Outdoor OIBDAN excluding effects of foreign exchange	$85,095	$86,361	(1%)

International Outdoor OIBDAN	$22,128	$52,364	(58%)
Excluding: Foreign exchange (increase) decrease	(432)	—
International Outdoor OIBDAN excluding effects of foreign exchange	$21,696	$52,364	(59%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
CCME	$457,352	$411,377	11%
Less: Non-cash compensation expenses	(1,214)	(1,554)
	456,138	409,823	11%

Americas Outdoor	196,989	185,508	6%
Less: Non-cash compensation expenses	(1,932)	(2,168)
	195,057	183,340	6%

International Outdoor	350,213	329,052	6%
Less: Non-cash compensation expenses	(1,209)	(903)
	349,004	328,149	6%

Other	47,276	44,458	6%
Less: Non-cash compensation expenses	—	—
	47,276	44,458	6%

Eliminations	(13,768)	(13,616)

Plus: Non-cash compensation expenses	4,355	4,625
Consolidated divisional operating expenses	$1,038,062	$956,779	8%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Corporate Expenses	$69,198	$52,347	32%
Less: Non-cash compensation expenses	(2,542)	2,334
	$66,656	$54,681	22%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended March 31,
	2012	2011
OIBDAN	$260,360	$313,991
Non-cash compensation expenses	6,897	2,291
Depreciation and amortization	175,366	183,711
Other operating income – net	3,124	16,714
Operating income	81,221	144,703

Interest expense	374,016	369,666
Equity in earnings of nonconsolidated affiliates	3,555	2,975
Other expense – net	(16,273)	(2,036)
Loss before income taxes	(305,513)	(224,024)
Income tax benefit	157,398	92,661
Consolidated net loss	(148,115)	(131,363)
Less: amount attributable to noncontrolling interest	(4,486)	469
Net loss attributable to the Company	$(143,629)	$(131,832)

Reconciliation of OIBDAN excluding Effects of Latin American Litigation to OIBDAN

(In thousands)	Three Months Ended March 31,		%
	2012	2011	Change
Consolidated OIBDAN	$260,360	$313,991	(17%)
Excluding: Latin American litigation	18,457	—
Consolidated OIBDAN excluding effects of Latin American litigation	$278,817	$313,991	(11%)

International Outdoor OIBDAN	$22,128	$52,364	(58%)
Excluding: Latin American litigation	18,457	—
International Outdoor OIBDAN excluding effects of Latin American litigation	$40,585	$52,364	(22%)

About CC Media Holdings, Inc.

CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web sites at www.clearchannel.com or ccmediaholdings.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash flow to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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